Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
09-04
Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2008 FOURTH QUARTER AND ANNUAL RESULTS
Diluted EPS of $0.24 in 4Q08
Twelve-month Backlog at Record $2.58 Billion
Total Backlog at Record $5.19 Billion
HOUSTON – Feb. 24, 2009 – Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended Dec. 31, 2008.
     Revenues in the fourth quarter of 2008 were $921.5 million, compared to revenues of $879.0 million in the fourth quarter of 2007. For the fourth quarter of 2008, income from continuing operations was $47.1 million or $0.24 per diluted share as compared to $33.5 million or $0.18 per diluted share for the fourth quarter of 2007. For the fourth quarter of 2008, cash earnings per diluted share from continuing operations (a non-GAAP measure) were $0.27 as compared to cash earnings per diluted share from continuing operations of $0.23 for the fourth quarter of 2007. Cash earnings per diluted share from continuing operations are GAAP earnings per diluted share from continuing operations before amortization of intangible assets and non-cash compensation expense, both net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “A robust fourth quarter contributed to a year of record revenues and operating income, despite challenging economic conditions throughout the second half of the year,” said John R. Colson, chairman and CEO of Quanta Services. “Diverse services and broad geographic scope enable Quanta to allocate our resources to meet growing demand in areas such as transmission infrastructure and renewable energy and support our customers’ ongoing commitment to strengthening their infrastructure. Despite what appears to be a difficult first quarter, primarily related to slow telecommunications spending, our significant increase in twelve-month and total backlog contributes to our positive outlook for 2009.”
     Revenues for the twelve months of 2008 were a record high of $3.78 billion, compared to $2.66 billion for the twelve months of 2007. For the twelve months of 2008, the company reported income from continuing operations of $166.7 million, or earnings per diluted share of $0.88, compared to income from continuing operations of $133.1 million, or earnings per diluted share of $0.87 for the twelve months of 2007. The twelve months of 2007 were favorably impacted by $33.2 million or $0.20 per diluted share in tax benefits primarily associated with the release of tax contingencies. For additional information, see the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures. In addition, on Aug. 30, 2007, Quanta
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completed the acquisition of InfraSource Services, Inc. (InfraSource) through an all-stock merger. Therefore, Quanta’s results for the twelve months ended Dec. 31, 2008 are compared to its historical results for the twelve months ended Dec. 31, 2007, which included only four months of results from InfraSource.
RECENT HIGHLIGHTS
• Secured Letter of Intent to Strengthen New England Transmission Infrastructure – In January 2009, Quanta signed a letter of intent (LOI) with National Grid to provide engineering and installation services throughout the New England region. Under the five-year contract contemplated by the LOI, the substation and transmission infrastructure services will be performed by New Energy Alliance, a joint venture between Quanta Services and Balfour Beatty Infrastructure, Inc. The contract, expected to be signed by April 1, 2009, is part of National Grid’s investment of up to $1.7 billion over five years in its power transmission system in New York and New England.
• Added $200 Million to Existing Contract with Northeast Utilities – Yesterday, Quanta announced the addition of $200 million in services to, and a two-year extension of, its existing multi-year contract with Northeast Utilities (NYSE: NU) under which Quanta is providing transmission infrastructure services related to NU’s transmission build-out through 2015. The anticipated value of the original contract, signed in December 2007, was $750 million and ran from 2008 to 2013. With this recent expansion, the anticipated contract value is now $950 million through 2015. Under the eight-year contract, Quanta will provide labor, equipment and general management for NU’s transmission projects throughout New England.
• Awarded Natural Gas Pipeline Project for Midcontinent Express Pipeline LLC – Last week, Quanta Services was awarded a project to install more than 70 miles of natural gas pipeline by the Midcontinent Express Pipeline LLC (MEP), a joint venture between Kinder Morgan Energy Partners, L.P. and Energy Transfer Partners, L.P. Quanta will provide project management and installation for a segment of the 507-mile MEP pipeline in central Miss., which is designed to help meet future U.S. energy needs, contribute to energy independence and stability, and stimulate economic growth. Work on the project will begin this month and is expected to be completed in the third quarter of 2009.
• Completed Installation of Solar Generation Facility – In the fourth quarter, Quanta completed the installation of a 10-megawatt (MW) photovoltaic power-generation facility near Boulder City, Nev. The project is the largest operational thin-film, solar-power project in North America and at peak production, is expected to generate enough electricity to power approximately 6,400 homes.  Construction began in July 2008, and involved the installation of more than 167,000 solar modules on more than 80 acres of desert property designated as a renewable energy zone.

OUTLOOK
     Quanta recognizes that it and its customers are operating in a challenging business environment with an economic downturn and volatile capital markets. Therefore, management cannot predict the timing or extent of the impact these trends may have on demand for its services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
     Quanta expects revenues for the first quarter of 2009 to range between $750 million and $800 million and diluted earnings per share to be between $0.09 and $0.10. Quanta expects cash earnings per diluted share (a non-GAAP measure) for the first quarter of 2009 to range from $0.12 to $0.13. Amortization of intangibles, non-cash stock compensation expense and non-cash interest expense are forecasted to be approximately $10.2 million for the first quarter of 2009. These estimates include approximately $25.0 million of anticipated emergency restoration revenues for the first quarter of 2009, compared to $22.5 million in emergency restoration revenues recognized in the first quarter of 2008.
     Quanta Services has scheduled a conference call for Feb. 24, 2009, at 9:30 a.m. Eastern time.  To participate in the call, dial (303) 262-2004 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call.  Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com.  To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com.  A replay will be available through March 3, 2009, and may be accessed by calling (303) 590-3000 and using the pass code 11126526#.  For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section. Backlog data is as of Dec. 31, 2008 and represents the amount of revenue that Quanta expects to realize from work to be performed in the future on uncompleted contracts, including new contractual arrangements on which work has not begun.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta provides point-to-point fiber optic telecommunications infrastructure and leasing in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of the Energy Policy Act of 2005, renewable energy initiatives and the recently enacted economic stimulus package on future spending by customers; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta, including the agreement with Northeast Utilities; statements relating to the business plans or financial condition of utilities and our other customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including the recent volatility in the capital markets; trends in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; ability of the parties to negotiate and finalize the definitive agreements contemplated by the letter of intent with National Grid; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful performance and completion of contracts, including those referenced in this release; the ability to generate internal growth; the ability to effectively compete for new projects and market share; the failure of the Energy Policy Act of 2005, renewable energy initiatives or the recently enacted economic stimulus package to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; the failure to realize further expected synergies and benefits from the merger with InfraSource Services, Inc.; other potential adverse impacts on Quanta’s business or its financial results as a result of the merger with InfraSource; liabilities for claims that are self-insured; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; risks associated with Quanta’s dark fiber leasing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the potential conversion of Quanta’s outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2007, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
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Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Twelve Months Ended December 31, 2008 and 2007 (In thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues	$921,534	$878,992	$3,780,213	$2,656,036
Cost of services (including depreciation)	754,801	728,117	3,145,347	2,227,289

Gross profit	166,733	150,875	634,866	428,747
Selling, general & administrative expenses	82,265	84,715	309,399	240,508
Amortization of intangible assets	6,836	12,427	36,300	18,759

Operating income	77,632	53,733	289,167	169,480
Interest expense	(1,863)	(5,254)	(17,505)	(21,515)
Interest income	1,660	4,636	9,765	19,977
Loss on early extinguishment of debt, net	—	(23)	(2)	(34)
Other income (expense), net	(66)	45	342	(546)

Income from continuing operations before income tax provision	77,363	53,137	281,767	167,362
Provision for income taxes	30,250	19,596	115,026	34,222

Income from continuing operations	47,113	33,541	166,741	133,140
Income from discontinued operation	—	46	—	2,837

Net income	$47,113	$33,587	$166,741	$135,977

Basic earnings per share:
Income from continuing operations	$0.24	$0.20	$0.94	$0.98
Income from discontinued operation	—	—	—	0.02

Net income	$0.24	$0.20	$0.94	$1.00

Weighted average basic shares outstanding	194,232	169,717	176,790	135,793

Diluted earnings per share:
Income from continuing operations	$0.24	$0.18	$0.88	$0.87
Income from discontinued operation	—	—	—	0.02

Net income	$0.24	$0.18	$0.88	$0.89

Weighted average diluted shares outstanding	202,793	201,529	202,363	167,260

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Twelve Months Ended December 31, 2008 and 2007 (In thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Income for basic earnings per share:
From continuing operations	$47,113	$33,541	$166,741	$133,140
From discontinued operation	—	46	—	2,837

Net income	$47,133	$33,587	$166,741	$135,977

Weighted average shares outstanding for basic earnings per share	194,232	169,717	176,790	135,793

Basic earnings per share:
From continuing operations	$0.24	$0.20	$0.94	$0.98
From discontinued operation	—	—	—	0.02

Net income	$0.24	$0.20	$0.94	$1.00

Income for diluted earnings per share:
Income from continuing operations	$47,113	$33,541	$166,741	$133,140
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	1,012	3,199	10,590	12,795

Income from continuing operations for diluted earnings per share	48,125	36,740	177,331	145,935
Income from discontinued operation	—	46	—	2,837

Net income for diluted earnings per share	$48,125	$36,786	$177,331	$148,772

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	194,232	169,717	176,790	135,793
Effect of dilutive stock options and restricted stock	311	1,161	558	816
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	8,250	30,651	25,015	30,651

Weighted average shares outstanding for diluted earnings per share	202,793	201,529	202,363	167,260

Diluted earnings per share:
From continuing operations	$0.24	$0.18	$0.88	$0.87
From discontinued operation	—	—	—	0.02

Net income	$0.24	$0.18	$0.88	$0.89

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three and Twelve Months Ended December 31, 2008 and 2007 (In thousands except per share information)
Reconciliation of GAAP Earnings per Diluted Share to
Cash Earnings and Adjusted Cash Earnings per Diluted Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
As reported income from continuing operations	$47,113	$33,541	$166,741	$133,140
Adjustments:
Impact of tax contingency releases (a)	—	—	—	(33,224)

Adjusted income from continuing operations	47,113	33,541	166,741	99,916

Non-cash stock-based compensation, net of tax	2,617	2,000	10,182	5,712
Amortization of intangible assets, net of tax	4,170	7,580	22,143	11,443

Adjusted income from continuing operations for calculation of cash earnings and adjusted cash earnings per diluted share	$53,900	$43,121	$199,066	$117,071

From continuing operations:
As reported earnings per diluted share (b)	$0.24	$0.18	$0.88	$0.87

As adjusted earnings per diluted share (b)	$0.24	$0.18	$0.88	$0.67	(a)

Cash earnings and adjusted cash earnings per diluted share (b)	$0.27	$0.23	$1.04	$0.78	(a)

(a)	Reflects the elimination of tax benefits primarily associated with the expiration of various federal and state tax statutes of limitations during the third quarter of 2007 and the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007.

(b)	As a result of applying the if-converted method for calculating diluted earnings per share, weighted average shares used in the above calculations have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly and annual performance excluding the effects of items that management believes impact the comparability of operating results between periods.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$437,901	$407,081
Accounts receivable, net	795,251	719,672
Costs and estimated earnings in excess of billings on uncompleted contracts	54,379	72,424
Inventories	25,813	25,920
Prepaid expenses and other current assets	68,147	79,665

Total current assets	1,381,491	1,304,762
PROPERTY AND EQUIPMENT, net	635,456	532,285
OTHER ASSETS, net	34,023	42,992
OTHER INTANGIBLES, net	140,717	152,695
GOODWILL	1,363,100	1,355,098

Total assets	$3,554,787	$3,387,832

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,155	$271,011
Accounts payable and accrued expenses	400,253	420,815
Billings in excess of costs and estimated earnings on uncompleted contracts	50,390	65,603

Total current liabilities	451,798	757,429
CONVERTIBLE SUBORDINATED NOTES	143,750	143,750
DEFERRED INCOME TAXES AND OTHER NON- CURRENT LIABILITIES	301,273	301,510

Total liabilities	896,821	1,202,689

STOCKHOLDERS’ EQUITY	2,657,966	2,185,143

Total liabilities and stockholders’ equity	$3,554,787	$3,387,832

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